UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 4, 2024

NOCERA, INC.

(Exact name of registrant as specified in charter)

Nevada	001-41434	16-1626611
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3F (Building B), No. 185, Sec. 1, Datong Rd., Xizhi Dist., New Taipei City Taiwan 221, ROC

(Address of principal executive offices and zip code)

(886) 910-163-358

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NCRA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On January 4, 2024, Ruan Hong (“Howard”) Wen, Chief Operating Officer of the Company, notified the Company of his intent to resign effective January 4, 2024.

(c) On January 4, 2024, the Board of Directors of the Company (the “Board”) appointed Feng-Hua (“Howard”) Chen as the Company’s Chief Operating Officer, effective as of January 5, 2024.

Feng-Hua (“Howard”) Chen, age 59, is a results-oriented executive management professional with over 30 years of experience in the financial markets. He is experienced in diverse areas such as Consumer Banking, Asia Business Development and New Strategies, demonstrating strong skills in team building, project management, compliance and cross-sales, with a focus on continuous improvement and business expansion. Mr. Chen was an Executive Director at Rongzhou Construction Co., Ltd. From September 2021 until January 2024, where he, among other things, was involved in the planning and financing of construction projects, the planning and acquisition of land and the execution of sales. Prior to that position, he was a Vice President at Entie Commercial Bank Co. from 2008-2021, Asia Pacific Regional Business Development Director at CIT Group Taiwan from 2005-2008, Sales Director at Taipei Financial & Leasing Co. from 2004-2005, and a Sales Manager at Far Eastern Group from 2000-2004. He attended the University of Leicester earning an MBA degree in 1989.

The Company and Mr. Chen entered into an Employment Agreement dated as of January 5, 2024 (the “Chen Employment Agreement”). The term of the Chen Employment Agreement is for two years and at the end of such term, is automatically renewable on a month-to-month basis unless either party provides notice to terminate to the other within 30 days of the end of the term. During the term and one year after the end of the term, Mr. Chen shall not solicit any person employed or engaged by the Company. Mr. Chen’s employment may be terminated by the Company immediately upon the occurrence of the following events: (i) the commission of any act by Mr. Chen which, if prosecuted, would constitute a felony; (ii) any material act or omission involving malfeasance or negligence in the performance of employment duties which has a materially adverse effect on the Company and which has not been corrected in 30 days after written notice from the Company; (iii) failure or refusal by Mr. Chen to comply with the policies of the Company contained in any Company handbook or with the provisions of the Chen Employment Agreement if not cured within 10 days after the receipt of written notice from the Board; (iv) Mr. Chen’s prolonged absence without the consent of the Company; (v) Mr. Chen’s gross neglect of his duties or willful insubordination to the Board or his superior officers; (vi) the death of Mr. Chen; or (vii) delivery of written notice of termination by the Company after Mr. Chen has become unable to perform his services by reason of illness or incapacity, which illness or incapacity results in Mr. Chen’s failure to discharge his duties under the Chen Employment Agreement for an aggregate total of 60 days (whether consecutive or nonconsecutive) during any 180 day period. The Company pays Mr. Chen $20,000 per year and issued Mr. Chen a total of 100,000 Class B Warrants, each having the right to purchase one share of common stock, par value $0.001 per share, of the Company at $1.50 per share, of which shall vest biannually in equal installments for a period of two years.

The foregoing summary of the Chen Employment Agreement does not purport to be complete and is subject to, and qualified in its entirety by, such document attached as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 8.01 Other Events.

On January 9, 2024, the Company issued a press release announcing the appointment of Mr. Chen as the Chief Operating Officer of the Company. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

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Item 9.01. Financial Statements and Exhibits.

Exhibit	Description

10.1	Employment Agreement dated as of January 5, 2024, by and between Nocera, Inc. and Feng-Hua (“Howard”) Chen.
99.1	Press Release dated as of January 9, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Incorporated by reference to the Current Report on Form 8-K filed on June 7, 2023.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOCERA, INC.

Date: January 10, 2024	By: /s/ Shun-Chih (Jimmy) Chuang
Name: Shun-Chih (Jimmy) Chuang
Title: Chief Financial Officer

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